Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9798) pertaining to the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan of BP p.l.c. of our report dated June 15, 2001, with respect to the financial statements of the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                               ERNST & YOUNG LLP




Chicago, Illinois
June 27, 2001